Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q1 2013, UP 18%; ASSET GROWTH TO RECORD SIZE OF $3.2 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 9, 2013—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $4,476,000 for the quarter ended March 31, 2013, or $0.81 per Class A share diluted, an increase of 17.5% compared to net income of $3,808,000, or $0.69 per Class A share diluted, for the same period a year ago. Total assets increased 2.5% from $3.1 billion at December 31, 2012 to $3.2 billion at March 31, 2013.

Net interest income totaled $14.5 million for the quarter ended March 31, 2013 compared to $14.4 million for 2012. The 1.0% increase in net interest income for the period is due to a 13.0% increase in the average balances of earning assets, combined with a similar increase in average deposits. The net interest margin decreased from 2.48% on a fully taxable equivalent basis in 2012 to 2.25% on the same basis for 2013. This was primarily the result of a decrease in asset yields. Also, interest expense decreased primarily as a result of the continued decline in market rates.

The provision for loan losses decreased by $350,000 from $1.1 million for the quarter ended March 31, 2012 to $750,000 for the quarter ended March 31, 2013, primarily as a result of a lower level of charge-off activity. The Company capitalized on favorable market conditions for the first quarter ended March 31, 2013 and realized net gains on sales of investments of $883,000, as compared to $148,000 for the same period in 2012. The Company’s effective tax rate decreased from 7.6% in 2012 to 6.0% in 2013 primarily as a result of an increase in tax-exempt income.

At March 31, 2013, total equity was $181.0 million compared to $180.0 million at December 31, 2012. The Company’s equity increased primarily as a result of earnings, offset somewhat by an increase in other comprehensive loss, net of taxes, and dividends paid. The Company’s leverage ratio stood at 6.83% at March 31, 2013, compared to 6.80% at December 31, 2012. The increase in the leverage ratio is due to an increase in stockholders’ equity, offset somewhat, by an increase in assets. Book value as of March 31, 2013 was $32.58 per share compared to $32.40 at December 31, 2012.

-more-

The Company’s allowance for loan losses was $19.8 million or 1.74% of loans outstanding at March 31, 2013, compared to $19.2 million or 1.73% of loans outstanding at December 31, 2012 and $17.4 million or 1.76% of loans outstanding at March 31, 2012. The increase in the allowance for loan losses was due to the increase in the size and composition of the loan portfolio as well as qualitative factors. Non-performing assets totaled $4.1 million at March 31, 2013, compared to $4.5 million at December 31, 2012 and $5.8 million at March 31, 2012.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2013 to stockholders of record on May 1, 2013.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-five full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2013	December 31, 2012
Assets
Cash and Due From Banks	$47,504	$53,646
Federal Funds Sold and Interest-bearing Deposits In Other Banks	197,281	98,637

Short-term Investments	12,111	17,367

Securities Available-For-Sale (AFS)	1,407,260	1,434,801

Securities Held-to-Maturity	260,545	275,507

Federal Home Loan Bank of Boston stock, at cost	14,862	15,146

Loans:
Commercial & Industrial	110,537	88,475
Construction & Land Development	34,021	38,618
Commercial Real Estate	570,441	576,465
Residential Real Estate	292,871	281,857
Consumer and Other	7,910	7,450
Home Equity	121,989	118,923

Total Loans	1,137,769	1,111,788
Less: Allowance for Loan Losses	19,759	19,197

Net Loans	1,118,010	1,092,591

Bank Premises and Equipment	23,669	23,899
Accrued Interest Receivable	6,011	5,811
Goodwill	2,714	2,714
Other Assets	72,168	66,090

Total Assets	$3,162,135	$3,086,209

Liabilities
Demand Deposits	$416,109	$438,429

Interest Bearing Deposits:
Savings and NOW Deposits	935,995	933,316
Money Market Accounts	730,791	653,345
Time Deposits	442,980	419,983

Total Interest Bearing Deposits	2,109,766	2,006,644

Total Deposits	2,525,875	2,445,073

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	187,080	191,390
Other Borrowed Funds	182,144	195,144

Total Borrowed Funds	369,224	386,534

Other Liabilities	49,935	38,529
Subordinated Debentures	36,083	36,083

Total Liabilities	2,981,117	2,906,219

Total Stockholders’ Equity	181,018	179,990

Total Liabilities & Stockholders’ Equity	$3,162,135	$3,086,209

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2013 and 2012

(in thousands)

	Quarter ended March 31,
	2013	2012

Interest Income:
Loans	$11,881	$12,048
Securities Held-to-Maturity	1,520	1,463
Securities Available-for-Sale	5,617	5,715
Federal Funds Sold and Interest-bearing Deposits In Other Banks	119	139

Total Interest Income	19,137	19,365

Interest Expense:
Savings and NOW Deposits	610	534
Money Market Accounts	532	605
Time Deposits	1,334	1,681
Securities Sold Under Agreements to Repurchase	90	92
Other Borrowed Funds and Subordinated Debentures	2,026	2,051

Total Interest Expense	4,592	4,963

Net Interest Income	14,545	14,402

Provision For Loan Losses	750	1,100

Net Interest Income After
Provision for Loan Losses	13,795	13,302

Other Operating Income
Service Charges on Deposit Accounts	1,942	1,988
Lockbox Fees	772	699
Net Gain on Sales of Investments	883	148
Other Income	837	784

Total Other Operating Income	4,434	3,619

Operating Expenses
Salaries and Employee Benefits	8,618	8,141
Occupancy	1,282	1,122
Equipment	582	583
FDIC Assessment	400	407
Other	2,583	2,547

Total Operating Expenses	13,465	12,800

Income Before Income Taxes	4,764	4,121

Income Tax Expense	288	313

Net Income	$4,476	$3,808

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2013	March 31, 2012
Assets
Cash and Due From Banks	$57,871	$52,860
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	170,727	186,515

Securities Available-For-Sale (AFS)	1,419,589	1,264,583
Securities Held-to-Maturity	268,199	205,538

Total Loans	1,126,752	986,222
Less: Allowance for Loan Losses	19,503	17,079

Net Loans	1,107,249	969,143

Unrealized Gain on Securities AFS	16,539	15,652
Bank Premises and Equipment	23,806	21,805
Accrued Interest Receivable	6,032	6,188
Goodwill	2,714	2,714
Other Assets	69,459	67,810

Total Assets	$3,142,185	$2,792,808

Liabilities
Demand Deposits	$417,886	$360,249

Interest Bearing Deposits:
Savings and NOW Deposits	988,678	796,649
Money Market Accounts	701,837	646,618
Time Deposits	394,669	416,272

Total Interest Bearing Deposits	2,085,184	1,859,539

Total Deposits	2,503,070	2,219,788

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	208,306	155,193
Other Borrowed Funds	174,522	181,825

Total Borrowed Funds	382,828	337,018

Other Liabilities	40,045	36,150
Subordinated Debentures	36,083	36,083

Total Liabilities	2,962,026	2,629,039

Total Stockholders’ Equity	180,159	163,769

Total Liabilities & Stockholders’ Equity	$3,142,185	$2,792,808

Total Average Earning Assets - YTD	$2,985,267	$2,642,858

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2013	March 31, 2012

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.81	$0.69
Return on average assets, year-to-date	0.58%	0.55%
Return on average stockholders’ equity, year-to-date	10.08%	9.35%
Net interest margin (taxable equivalent), quarter	2.25%	2.48%
Efficiency ratio, year-to-date	64.0%	64.3%
Book value per share	$32.58	$29.91
Tangible book value per share	$32.09	$29.41
Tangible capital / tangible assets	5.64%	5.72%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,557,365	5,545,711

Shares outstanding Class A	3,569,679	3,556,429
Shares outstanding Class B	1,986,880	1,991,880

Total shares outstanding at period end	5,556,559	5,548,309

Asset Quality and Other Data:

Allowance for loan losses / loans	1.74%	1.76%
Nonaccrual loans	$4,144	$4,573
Nonperforming assets	$4,144	$5,755
Loans 90 days past due and still accruing	$—	$743
Accruing troubled debt restructures	$3,023	$4,603
Net charge-offs, year-to-date	$188	$240

Leverage ratio	6.83%	7.05%
Tier 1 risk weighted capital ratio	14.30%	14.67%
Total risk weighted capital ratio	15.55%	15.92%
Total risk weighted assets	$1,493,339	$1,335,210